UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Aether Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42595	35-2818803
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Charlton Street, Unit RET B
New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 726-8898

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 25, 2026, Aether Holdings, Inc. (the “Company”) entered into the At The Market Offering Agreement (the “Sales Agreement”), with Rodman & Renshaw LLC (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time up to $10,998,532 of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), through or to the Sales Agent, as sales agent and/or principal. The offering and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-296182) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2026 and declared effective by the SEC on June 2, 2026, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on June 25, 2026 (“Prospectus Supplement”). Investors should read the Registration Statement, the base prospectus and the Prospectus Supplement and all documents incorporated therein by reference.

Sales of the Shares, if any, pursuant to the Sales Agreement, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or on any other existing trading market for the Company’s common stock. The Sales Agent may also sell Shares in privately negotiated transactions with the Company’s consent or in block transactions, in each case as permitted by the Sales Agreement and consistent with the “Plan of Distribution” section of the applicable prospectus supplement. If the Company sells Shares to the Sales Agent as principal, the Company and the Sales Agent will enter into a separate terms agreement setting forth the terms of such sale.

The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement. The Company may terminate the Sales Agreement upon ten business days’ prior written notice, and the Sales Agent may terminate the Sales Agreement at any time, in each case as set forth in the Sales Agreement. The Sales Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices and applicable law and regulations, on mutually agreed terms between the Sales Agent and the Company (including any price or size limits or other customary parameters or conditions the Company may impose). The Company currently intends to use the net proceeds from the offering, if any, as described in the prospectus supplement.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act. Under the terms of the Sales Agreement, the Company will pay the Sales Agent a commission of up to 3.0% of the gross proceeds from sales of Shares sold pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Sales Agent in connection with the offering.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and the accompanying base prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Venable LLP, counsel to the Company, has issued an opinion to the Company, dated June 25, 2026 regarding the validity of the Shares. A copy of the opinion is filed herewith as Exhibit 5.1.

The description of the material terms of the Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	At The Market Offering Agreement, dated June 25, 2026, by and between Aether Holdings, Inc. and Rodman & Renshaw LLC.
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aether Holdings, Inc.

Date: June 25, 2026	By:	/s/ Nicolas Lin
Nicolas Lin
Chief Executive Officer